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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 1998

                             BEAZER HOMES USA, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                     58-2086934
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

        5775 Peachtree Dunwoody Road, Suite C-550, Atlanta, Georgia 30342
             (Address of principal executive offices) (Zip code)

                                 (404) 250-3420
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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Item 2.  Acquisition and Disposition of Assets

         On December 4, 1998, Beazer Homes USA, Inc. (the "Company" or "Beazer") completed its acquisition of the residential assets of Trafalgar House Property, Inc. ("Trafalgar House"), the US homebuilding operations of Kvaerner PLC. Trafalgar House has operations in Virginia, Maryland and New Jersey and is the fourth largest homebuilder in the Washington DC metropolitan area. The acquisition was previously reported in a Form 8-K dated November 10, 1998.

         The purchase price of the Trafalgar acquisition was $90 million cash, funded from borrowings under the Company's $200 million credit facility. The Company did not assume any significant liabilities in this acquisition.

         As a result of the acquisition, Beazer now has homebuilding operations in 24 markets in 12 states; Arizona, California, Florida, Georgia, Maryland, Nevada, New Jersey, North Carolina, South Carolina, Tennessee, Texas and Virginia.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

         (a)   Financial Statements of Businesses Acquired.

                         It is impracticable to file with this Form 8-K the financial statements, pro forma financial information and exhibits required by this Item 7 with regard to the acquisition. Those financial statements, pro forma financial information and exhibits will be filed by amendment to this Form 8-K as soon as practicable and, in any event, within 60 days after the required filing date for this Form 8-K.

         (b)   Pro Forma Financial Information.

                See Item 7(a).

         (c)   Exhibits.

                  Exhibit 10.15 Anet purchase Agreement dated as of October 26, 1998 between Beazer Homes Corp., and Trafalgar House Property, Inc. (filed herewith).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Beazer Homes USA, Inc.

December 18, 1998              By:  /s/ David S. Weiss
----------------------              David S. Weiss, Executive Vice President and
Date                                Chief Financial Officer